U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 11, 2006

GREATBATCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9645 Wehrle Drive, Clarence, New York		14031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (716) 759-6901

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement

On February 11, 2006, the Board of Directors of Greatbatch, Inc., on recommendation of the Corporate Governance and Nominating Committee of the Board, approved a new compensation program for non-employee directors. Under this new program, the annual Board retainer will be $30,000; there will be no fees paid for attending Board meetings; there will be $1,000 paid for each Board committee meeting attended in person and $500 if attended telephonically; retainers will be paid to the Chairs of Board committees and the Lead Director as follows, Audit Committee Chair, $20,000, Compensation Committee Chair, $7,500, Corporate Governance and Nominating Committee Chair, $5,000, Science & Technology Committee Chair, $5,000, and Lead Director, $20,000.  In addition, each non-employee director receives an annual incentive award under the company’s 2005 Stock Incentive Plan equal in value to $60,000 (computed using the Black-Scholes method) and consisting of one-third in immediately vested shares of common stock and two-thirds in immediately vested stock options.  In connection with this new program, the Board also adopted guidelines for stock ownership by non-employee directors under which it is expected that each non-employee director will own at least $90,000 in shares of Greatbatch common stock within five years of election to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 16, 2006	GREATBATCH, INC. By: /s/ Thomas J. Mazza Thomas J. Mazza Senior Vice President and Chief Financial Officer